Exhibit 4.11

2016 RESTATEMENT

NATIONAL FUEL GAS COMPANY TAX-DEFERRED SAVINGS PLAN

AMENDMENT NO. 7

Under Section 11.1 of the National Fuel Gas Company Tax-Deferred Savings Plan (the “Plan”), National Fuel Gas Company (the “Company”) reserves the right to modify or amend the Plan. This Amendment No. 7 of the Plan (the “Amendment”) is adopted to make certain changes to the adjustment dates that determine how participant elections and company contributions are implemented and calculated and to make certain other clarifications. The changes herein are effective February 1, 2020.

This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

The Plan is amended in the following respects:

1.      Section 1.3(k) (definition of “Adjustment Date”) is amended to read in its entirety as follows:

(k)    Adjustment Date means, effective for periods on or before February 1, 2020, February 1 and August 1 of each Plan Year, or any other date or dates established by the Committee in advance of any Plan Year on which a Participant may change his or her contribution percentage. Notwithstanding the preceding sentence and solely for purposes of Section 3.1, in the case of a Participant whose Base Pay is reduced during the course of a Plan Year as a result of the Participant electing unpaid leave under the Family & Medical Leave Act of 1993, as a result of a workers compensation benefit or as a result of the enforcement of the Company’s sick pay policy, as it may be in effect from time to time, the Committee may declare in a nondiscriminatory manner that an additional Adjustment Date will have occurred for such Participant as of the date such Participant’s Base Pay is reduced. The intent of the preceding sentence is to prevent a violation of Section 415 of the Code due to an unexpected decrease in Base Pay.

2.      Section 3.1 (“Wage Reduction Contributions”) is amended by replacing existing subsections (a) and (b) thereof with the following:

(a)    In General. Effective August 1, 2002 and thereafter, each Participant, in accordance with Subsection (b), may elect to contribute a percentage amount, expressed in one percent increments, equal to at least 2% of “Base Pay” and not to exceed 50% of “Base Pay”, as defined in Section 3.8. Effective February 1, 2016, each Participant, in accordance with Subsection (b), may elect to contribute a percentage amount, expressed in one percent increments, equal to at least 2% of “Base Pay” and not to exceed 60% of “Base Pay”, as defined in Section 3.8.

For the purposes of the Plan, “Wage Reduction Contribution” means a contribution made pursuant to a Participant’s election under this Subsection. Wage Reduction Contributions under this Subsection will be made by reducing a Participant’s Base Pay throughout the period during which his or her election under this Section remains in effect. Effective before February 1, 2020, the amount of each Participant’s Wage Reduction Contributions was recalculated only as of each Adjustment Date, based on the Participant’s then current Base Pay. Effective starting on February 1, 2020, the amount of each Participant’s Wage Reduction Contributions is based on the Participant’s Base Pay paid during the period which his or her election under this Section remains in effect.

All Wage Reduction Contributions are intended to qualify as “employer contributions” under Section 401 (k) of the Code.

(b)    Wage Reduction Contribution Elections. The Committee may prescribe uniform rules of general application concerning all elections under this Section, including the effective date of any elections, or changes to elections, made by Participants under this Section. The rules also may limit the amount of Wage Reduction Contributions or the frequency of any changes to elections made by Participants. All elections under this Section will remain in effect until modified or discontinued by the Participant in accordance with the rules established by the Committee. In furtherance of the preceding sentence and solely for purposes of this Section 3.1, in the case of a Participant whose Base Pay is reduced as a result of the Participant electing unpaid leave under the Family & Medical Leave Act of 1993, as a result of a workers compensation benefit or as a result of the enforcement of the Company’s sick pay policy, as it may be in effect from time to time, the Committee may in a nondiscriminatory manner adjust a Participant’s Salary Reduction Contribution as of the day such Participant’s Base Pay is reduced in order to prevent a violation of Section 415 of the Code due to an unexpected decrease in Base Pay.

For a Participant who becomes an Eligible Employee in connection with a change in employment which results in such Employee ceasing to participate in the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, such Employee’s contribution election then in effect under the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (if any) will continue to be applicable on the same terms as then in effect, until modified or discontinued by the Participant in accordance with the rules established by the Committee, but such contributions will be made to this Plan following such change in employment.

For a Participant whose employment classification as an Eligible Employee changes from a Special Article XIX Employee to an employment classification otherwise eligible under the Plan, such Participant’s contribution election then in effect (if any) will continue to be applicable, until modified or discontinued by the Participant in accordance with the rules established by the Committee.

The Committee must provide a reasonable period at least once each calendar year for a Participant to commence Wage Reduction Contributions or to modify the amount of his or her Wage Reduction Contributions. Furthermore, Participants, before any payroll period or other payment of Base Pay, may elect to discontinue Wage Reduction Contributions. A discontinuance of Wage Reduction Contributions will remain in effect until a new election is made in accordance with the provisions of this Subsection. A Participant may not make retroactive elections under this Section.

3.      Section 3.2 (“Company Contributions”) is amended to read in its entirety as follows:

Section 3.2    Company Contributions

(a)    For the Post-2003 Qualified Participants described in (1) through (3) below, effective as of the dates set forth therein, the Company Contribution to the Plan will be as follows: 2% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with fewer than six Years of Service; 3% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with at least six but fewer than sixteen Years of Service; and 4% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with sixteen or more Years of Service.

(1)    Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the following New York union groups: International Brotherhood of Electrical Workers, Locals 2154 (including 2154S), 2199 and 2199-J (or a successor to any such union local which is specifically intended to be included), for each calendar month following the August 1, 2008 Adjustment Date.

(2)    Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the following Pennsylvania union group: International Brotherhood of Electrical Workers, Local 2154 P (or a successor to such union local which is specifically intended to be included), for each calendar month following the August 1, 2009 Adjustment Date.

(3)    Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the following Pennsylvania union group: National Conference of Firemen & Oilers, District of Local 32 BJ/SEIU, Chapter 22 (or a successor to such union local which is specifically intended to be included), for each calendar month following the August 1, 2009 Adjustment Date.

(b)    Effective February 1, 2017, for the Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the International Brotherhood of Electrical Workers, Locals 2154 (including 2154S) New York union group, the Company Contribution to the Plan will be as follows: 3% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with fewer than six Years of Service; and 4% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with six or more Years of Service.

Effective August 1, 2017, for the Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the International Brotherhood of Electrical Workers, Local 2199 New York union group, the Company Contribution to the Plan will be as follows: 3% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with fewer than six Years of Service; and 4% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with six or more Years of Service.

Effective February 1, 2018, for the Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the International Brotherhood of Electrical Workers, Local 2154-PS Pennsylvania union group, the Company Contribution to the Plan will be as follows: 3% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with fewer than six Years of Service; and 4% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with six or more Years of Service.

Effective August 1, 2018, for the Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the National Conference of Firemen and Oilers District of 32BJ/SEIU, Chapter 22S union group (which is a successor to the International Brotherhood of Firemen and Oilers, Local 22, intended to be included in this Plan), the Company Contribution to the Plan will be as follows: 3% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with fewer than six Years of Service; and 4% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with six or more Years of Service.

(c)    For purposes of this Section and Section 3.7(d), Company Contribution Compensation for a month is (I) for periods before February 1, 2020, 1/12 of a Post-2003 Participant’s Base Pay as of the most recent Adjustment Date, or (II) effective February 1, 2020, 1/12 of the Post-2003 Participant’s basic annual compensation as of the first day of the month, excluding any amounts the Participant receives as overtime pay, commissions or other payments, but including wage contribution payments made by the Company on account of sickness or accident. For an Employee in one of the following categories, basic annual compensation shall be calculated using the Employee’s basic rate of hourly pay (determined as of the first day of the month) and 2080 Hours of Service: IBEW 2154: Gas Dispatcher B, Gas Dispatcher A, Sub Foreman B - Gas Dispatcher, IBEW 2154S: Gas Control Helper A, Gas Control Dispatcher.

Notwithstanding the preceding paragraph, “basic annual compensation” includes contributions made by the Company pursuant to a salary reduction agreement that are not includable in the Participant’s gross income under Section 125, 402(e)(3), 402(h) or 403(b) of the Code and, effective for Plan Years beginning on or after January 1, 2001, Section 132(f)(4) of the Code.

The Company Contribution Compensation of a Post-2003 Participant taken into account in any Plan Year beginning after December 31, 2002, will not exceed $200,000. The $200,000 limit will be adjusted for cost-of-living increases in accordance with Section 401(a)(17) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Company Contribution Compensation for the Plan Year that begins with or within such calendar year.

(d)    Effective before February 1, 2020, and notwithstanding the foregoing, for a Participant who became an Eligible Employee in connection with a change in employment which results in such Employee ceasing to participate in the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, such Employee’s Company Contributions under the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (if any) will discontinue and Company Contributions (if any) will be made to this Plan following such change in employment, based on the Employee’s Company Contribution Compensation and Years of Service and based on the rate of contribution determined under Section 3.2( a) or (b).

(e)    For a Participant whose employment classification changes from a Special Article XIX Employee to an employment classification which makes him a Post-2003 Participant, such Participant’s Company Contributions (if any) will commence upon such change in employment, based on the Employee’s Company Contribution Compensation and Years of Service and based on the rate of contribution determined under Section 3.2(a) or (b).

(f)    For purposes of this Section 3.2, a Participant’s Years of Service is determined as follows: (i) for periods before February 1, 2020, as of the most recent Adjustment Date, (ii) effective starting on February 1, 2020, as of the first day of the applicable month.

4.      Section 3.3 (“Matching Contributions”) is amended to read in its entirety as follows:

Section 3.3    Matching Contributions. For each payroll period during which a Participant (other than a Special Article XIX Employee) makes Wage Reduction Contributions in accordance with Section 3.1, the Company will contribute to the Plan for the benefit of the Participant an amount equal to the Participant’s Base Pay for such payroll period, multiplied by the Matching Contribution Percentage determined in accordance with the tables that follow (“Matching Contributions”). For purposes of calculating the Matching Contributions for any payroll period, the following rules apply:

(a)    Effective before February 1, 2020, Base Pay for the applicable period was the Participant’s Base Pay in effect on the immediately preceding Adjustment Date. Effective for pay dates on or after February 1, 2020, Base Pay is the Participant’s Base Pay paid during the applicable period for which Matching Contributions are made.

(b)    The Matching Contribution Percentage will be determined under the following tables with reference to the rate of Wage Reduction Contributions under Section 3.1 in effect during the payroll period for which Matching Contributions are made and the Participant’s Years of Service.

(c)    For purposes of this Section 3.3, a Participant’s Years of Service is determined as follows: (i) for periods before February 1, 2020, as ofthe Adjustment Date coincident with or immediately preceding the applicable payroll period, (ii) effective February 1, 2020, as of the first day of the applicable period.

Table for Determining Matching Contributions

Effective August 1, 2002 through January 31, 2016

Years of Service	Wage Reduction Percentage	Matching Contribution Percentage
Less than 5	2-50%*	1.0%
5 but less than 10	2%	1.0%
	3-50%*	1.5%
10 but less than 15	2%	1.0%
	3%	1.5%
	4-50%*	2.0%
15 but less than 20	2%	1.0%
	3%	1.5%
	4%	2.0%
	5%	2.5%
	6-50%*	3.0%
20 or more	2%	1.0%
	3%	1.5%
	4%	2.0%
	5%	2.5%
	6%	3.0%
	7-50%*	3.5%

*	Or contributions that equal the dollar amount in effect under Section 402(g) of the Code for the Plan Year.

Table for Determining Matching Contributions

Effective February 1, 2016 and Thereafter

Years of Service	Wage Reduction Percentage		Matching Contribution Percentage
Less than 5	2-60	%*	1.0%
5 but less than 10	2%		1.0%
	3-60	%*	1.5%
10 but less than 15	2%		1.0%
	3%		1.5%
	4-60	%*	2.0%

Years of Service	Wage Reduction Percentage	Matching Contribution Percentage
15 but less than 20	2%	1.0%
	3%	1.5%
	4%	2.0%
	5%	2.5%
	6-60%*	3.0%
20 or more	2%	1.0%
	3%	1.5%
	4%	2.0%
	5%	2.5%
	6%	3.0%
	7-60%*	3.5%

*	Or contributions that equal the dollar amount in effect under Section 402(g) of the Code for the Plan Year.

Notwithstanding the foregoing, for a Participant who becomes an Eligible Employee in connection with a change in employment which results in such Employee ceasing to participate in the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, such Employee’s Matching Contributions under the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (if any) will discontinue and Matching Contributions (if any) will be made to this Plan following such change in employment, based on the contribution election under the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (if any) and the Participant’s Years of Service, but with the Matching Contribution Percentage determined upon such change in employment under the table set forth above.

Effective before February 1, 2020, for a Participant whose employment classification changes from a Special Article XIX Employee to an employment classification otherwise eligible under the Plan, such Participant’s Matching Contributions (if any) will commence as of the next Adjustment Date.

5.      Section 3.8 (“Base Pay”) is amended and clarified to read in its entirety as follows:

Section 3.8    Base Pay. The term “Base Pay” for any Plan Year means:

(a)

Effective for pay dates before February 1, 2020, a Participant’s basic compensation for a payroll period, excluding any amounts the Participant receives as overtime pay, commissions or other payments, but including wage contribution payments made by the Company on account of sickness or accident. For an Employee in one of the following categories, Base Pay for any Plan Year shall be calculated using the Employee’s basic rate of hourly pay (determined as of February 1 and August 1 for each semi-annual period following such dates) and 2080 Hours of Service: IBEW 2154: Gas Dispatcher B, Gas Dispatcher A, Sub Foreman B - Gas Dispatcher, IBEW 2154S: Gas Control Helper A, Gas Control Dispatcher.

(b)

Effective for pay dates on or after February 1, 2020, the term “Base Pay” means the Participant’s basic compensation for a payroll period including overtime pay, shift premiums, holiday premiums, standby pay, meter reader incentive, and exception rate pay (i.e., pay rate adjustments for work performed in a different position that the Participant’s defined position)

Notwithstanding the foregoing, “Base Pay” includes contributions made by the Company pursuant to a salary reduction agreement that are not includable in the Participant’s gross income under Section 125, 402(e)(3), 402(h) or 403(b) of the Code and, effective for Plan Years beginning on or after January 1, 2001, Section 132(f)(4) of the Code.

The Base Pay of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Base Pay for the determination period that begins with or within such calendar year. If a Participant’s Base Pay is determined over a period of time that is shorter than 12-months, then the $200,000 limit, as adjusted, will be prorated for the number of full calendar months in the period.

6.      In all other respects, the Plan remains unchanged.

NATIONAL FUEL GAS COMPANY

/s/ akk	By:	/s/ S.J. Mugel
	Name:	S.J. Mugel
	Title:	Secretary
	Date:	January 27, 2020